Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Nos. 333-69733 and 333-75504) on Form S-8 and (No. 333-113081) on Form S-3 of our report dated November 14, 2003, except for Note K, as to which the date is February 24, 2004, with respect to the consolidated financial statements and schedule of Delphax Technologies Inc. for the years ended September 30, 2003 and 2002, included in this Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

     Ernst & Young LLP

Minneapolis, Minnesota
December 28, 2004